SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 22, 1998

                                SEAIR GROUP, INC.
                        (Formerly known as Vicuna, Inc.)
                        --------------------------------
               (Exact name of registrant as specified in charter)

                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)

                33-55254-10                      87-0438825
                -----------                      ----------
         (Commission file number)      (IRS employer identification no.)

3980 Airport Road, #9, Boca Raton, FL                            33431
-------------------------------------                            -----
(Address of principal executive offices)                       (Zip Code)

                                 (561) 750-3303
                                 --------------
              (Registrant's telephone number, including area code)








                    This document contains a total of 4 pages.


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Item 1.       Changes in Control of Registrant.

              Effective May 22, 1998, the Registrant acquired all of the outstanding capital stock of World Seair Corporation, a Florida corporation ("WSC"), through an exchange of shares of the Registrant for all the outstanding capital stock of WSC (the "Acquisition"). The Registrant issued 6,025,000 shares of restricted common stock, $.001 par value ("Common Stock"), to the former stockholders of WSC in exchange for their 3,012,500 shares of WSC common stock.

              Pursuant to an Agreement and Plan of Reorganization effective as of May 22, 1998 among the Registrant, WSC and the WSC stockholders (the "Agreement"), the officers and directors of the Registrant resigned upon consummation of the Acquisition. The persons serving as directors and officers of WSC immediately prior to the Acquisition were elected to the same offices with the Registrant and retained their positions as directors and officers of WSC.

              Upon consummation of the Acquisition, the WSC stockholders beneficially owned approximately 74.15% of the voting securities of the Registrant. As a result of the Acquisition, Steven Kerr and Anthony Goble, each owning 22.46% and 49.23% respectively, of the voting securities of the Registrant, acquired control of the Registrant. The source of the consideration used in the Acquisition of control of the Registrant were the shares of WSC stock owned prior to the Acquisition that were acquired by the Registrant upon consummation of the Acquisition in exchange for the Common Stock issued by the Registrant.

              The Registrant is not aware of any arrangements which may at a subsequent date result in a change of control of the Registrant.

Item 2.       Acquisition or Disposition of Assets.

              As a result of the Acquisition effective as of May 22, 1998, the Registrant acquired all of the assets and liabilities of WSC, which assets were used prior to the Acquisition in WSC's design, development and manufacture of ultra-light flying inflatable boats. As a result of the Acquisition, WSC is now a wholly-owned subsidiary of the Registrant. The Registrant intends to operate WSC in the same manner and to continue in the business that WSC engaged in prior to the Acquisition. Prior to the Acquisition, no material relationship existed between WSC and/or any of its affiliates and the Registrant and/or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer. The amount of consideration given by the Registrant for the stock of WSC was determined by the respective management of the Registrant and WSC.


Item 3.       Bankruptcy or Receivership.

              Not applicable

Item 4.       Changes in Registrant's Certifying Accountant.


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              Not applicable

Item 5.       Other Events.

              By consent of a majority of the stockholders of the Registrant, the following was approved:

             (A) an amendment to the Registrant's Articles of Incorporation (which became effective on May 26, 1998) to change its corporate name from Vicuna, Inc. to Seair Group, Inc;

             (B) the Acquisition, pursuant to which the Registrant agreed to issue 6,025,000 shares of Common Stock to the historical stockholders of WSC.

             (C) the election of the following nominees to serve as directors of the Registrant upon consummation of the Acquisition: (i) Steven Kerr, and (ii) Anthony Goble.

Item 6.      Resignation of Registrant's Directors.

             Pursuant to the terms of the Agreement, the directors of the Registrant resigned as directors upon consummation of the Acquisition. The resignations were tendered in recognition of the issuance of a majority of the Registrant's voting securities to the stockholders of WSC. The resigning directors did not resign due to a disagreement with the Registrant on any matter relating to Registrant's operations, policies or practices.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

              (a)     Financial Statements of Business Acquired.

                      The Registrant has determined to file reports as a "small business issuer" as defined in Regulation S-B for its 1998 fiscal year and accordingly, will be complying with the financial statement requirements of
Item 310 of Regulations S-B.

              (b)     Pro Forma Financial Information.

                      It is impractical to provide all of the required Pro Forma financial information for the acquired business at the time that this Report is due to be filed. All such required Pro Forma financial information will be filed as soon as practicable, but not later than 60 days after this Report is filed.



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              (c)     Exhibits.

              2.1 Agreement and Plan of Reorganization dated as of May 22, 1998, among Registrant, World Seair Corporation and the stockholders of World Seair Corporation.

              3.1     Amendment to Articles of Incorporation of Registrant.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SEAIR GROUP, INC.



Date: May 22, 1998                                   By: /s/ Steven Kerr
                                                         ---------------
                                                         Steven Kerr, President



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